EXHIBIT 99.1

Upland Software Reports Second Quarter 2017 Financial Results

AUSTIN, Texas, August 10, 2017 /PRNewswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management software, today reported its financial results for the second quarter ended June 30, 2017, provided guidance for its third quarter, and reaffirmed guidance for the full year of 2017.
Second Quarter 2017 Financial Highlights

•	Total revenue was $23.3 million, an increase of 25% from $18.6 million in the second quarter of 2016.

•	Subscription and support revenue was $19.4 million, an increase of 20% from $16.2 million in the second quarter of 2016.

•	GAAP net loss was $5.8 million compared to a net loss of $3.6 million in the second quarter of 2016.

•
Adjusted EBITDA was $6.8 million, an increase of 145% from $2.8 million in the second quarter of 2016. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, is provided in the financial tables that accompany this release.

•	Cash on hand as of the end of the second quarter was $57.4 million.

•
Total of $242.7 million in financing closed to fund additional, accretive acquisitions, including a $42.7 million follow-on equity offering in June and an expansion of our credit facility to $200 million on August 2nd.

"Q2 was another record quarter with strong revenue growth, record Adjusted EBITDA, and an accretive and strategic acquisition, RightAnswers, which is already off to a strong start," said Jack McDonald, chairman and CEO of Upland Software. “Moreover, since the beginning of Q2, to date we have closed over $240 million in equity and debt financing to fund future acquisitions. Our Q3 and full-year guidance is strong with another accretive and strategic acquisition, Waterfall, already completed."

Second Quarter Business Highlights

•	Expanded 153 existing customer relationships, including 17 major expansions, and added 116 new customer relationships, including 11 major accounts.

•
Continued to focus on customer-driven innovation with 3 major feature releases, including enhanced connectivity via the Upland Integration Platform between our Project & Portfolio Management and Professional Services Automation solutions and user experience updates in our Project & Portfolio Management solution; integration between our FileBound and AccuRoute solutions in our Workflow Automation product family; and a ground-up redesign encompassing the UplandOne UI/UX in our website analytics application and additional emoji & export capabilities in our Upland Mobile Messaging platform.

•
Invested in our ComSci ITFM application to build a new cross-product platform called Upland Analytics, expanding ComSci's robust dashboarding, multidimensional reporting, analytics, and charting features to create a seamless user experience across all Upland applications and service offerings as well as scalable connectivity through the Upland Integration Platform.

•
Enhanced our Project and IT Management product family by acquiring RightAnswers, a leader in cloud-based knowledge management, enterprise knowledge search, and social knowledge software for improving customer service, IT support, and enterprise-wide collaboration.

•
After the close of the second quarter, on July 13th, further expanded our Digital Engagement product family by acquiring Waterfall International, a leading provider of mobile marketing SaaS and solutions that allows brands to build their existing customer database and drive top-line revenue with targeted, relevant mobile content. Waterfall has been combined with Upland's scalable and secure Mobile Commons mobile messaging solution to create the industry's most powerful application-to-

person mobile messaging platform. The combined products are now called Upland Mobile Messaging.

Business Outlook
For the quarter ending September 30, 2017, Upland expects reported total revenue to be in the range of $24.7 to $25.7 million including subscription and support revenue in the range of $22.2 to $23.0 million, for growth in recurring revenue of 33% at the mid-point over the quarter ended September 30, 2016. Adjusted EBITDA is expected to be in the range of $7.9 to $8.5 million, for an Adjusted EBITDA margin of 33% at the mid-point, representing growth of 129% at the mid-point over the quarter-ended September 30, 2016.

Upland also announced its guidance for the full year ending December 31, 2017, and expects reported total revenue to be in the range of $93.3 to $96.3 million, including subscription and support revenue in the range of $82.0 to $84.0 million, for growth in recurring revenue of 27% at the mid-point over the year ended December 31, 2016. Adjusted EBITDA is expected to be in the range of $28.8 to $30.2 million, for an Adjusted EBITDA margin of 31% at the mid-point, representing growth of 134% at the mid-point over the year-ended December 31, 2016.

Conference Call Details
Upland's executive team will host a live conference call and webcast at 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 72803763. The conference call will be simultaneously webcast on Upland’s investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com. A replay of the conference call will be available as of 8:30 p.m. Eastern Time on August 10, 2017 through 11:59 p.m. Eastern Time on August 24, 2017 at investor.uplandsoftware.com.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leading provider of cloud-based Enterprise Work Management software. Our family of applications enables users to manage their projects, professional workforce and IT investments; automate document-intensive business processes; and effectively engage with their customers, prospects and community via the web and mobile technologies. With more than 2,500 customers and over 250,000 users around the world, Upland Software solutions help customers run their operations smoothly, adapt to change quickly, and achieve better results every day. To learn more, visit www.uplandsoftware.com.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-

GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, loss on debt extinguishment, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, nonrecurring litigation expenses, purchase accounting adjustments for deferred revenue, and the related tax effect of the adjustments above.
Annualized recurring revenue value as of December 31 equals the monthly value of our recurring revenue contracts measured as of December 31 multiplied by 12. We define annual dollar renewal rate (also referred to as net dollar retention rate) as of December 31 as the aggregate annualized recurring revenue value at December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate annualized recurring revenue value from all customers as of December 31 of the prior fiscal year.
Upland’s earnings press releases containing such non-GAAP reconciliations can be found on the Investor Relations section of Upland’s website at investor.uplandsoftware.com.
Forward-looking Statements
This release contains forward-looking statements which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and our recent Quarterly Report on Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
Upland Software
512.960.1031
investor-relations@uplandsoftware.com

Media Contact:
Kaley Ganino
Upland Software
512.960.1010
media@uplandsoftware.com

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Subscription and support	$19,407	$16,220	$37,542	$31,461
Perpetual license	1,746	458	2,440	776
Total product revenue	21,153	16,678	39,982	32,237
Professional services	2,128	1,892	4,051	3,915
Total revenue	23,281	18,570	44,033	36,152
Cost of revenue:
Subscription and support	6,676	5,634	12,569	10,860
Professional services	1,327	1,106	2,462	2,730
Total cost of revenue	8,003	6,740	15,031	13,590
Gross profit	15,278	11,830	29,002	22,562
Operating expenses:
Sales and marketing	4,037	2,953	7,258	6,022
Research and development	4,003	4,054	7,480	7,964
Refundable Canadian tax credits	(112)	(116)	(229)	(225)
General and administrative	6,576	4,547	12,480	8,670
Depreciation and amortization	1,299	1,476	2,463	2,948
Acquisition-related expenses	2,278	1,380	5,969	3,808
Total operating expenses	18,081	14,294	35,421	29,187
Loss from operations	(2,803)	(2,464)	(6,419)	(6,625)
Other expense:
Interest expense, net	(1,160)	(662)	(2,095)	(1,223)
Loss on debt extinguishment	(1,634)	—	(1,634)	—
Other expense, net	(18)	(293)	(130)	(1,041)
Total other expense	(2,812)	(955)	(3,859)	(2,264)
Loss before provision for income taxes	(5,615)	(3,419)	(10,278)	(8,889)
Provision for income taxes	(196)	(158)	(1,147)	(261)
Net loss	$(5,811)	$(3,577)	$(11,425)	$(9,150)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.33)	$(0.22)	$(0.66)	$(0.58)
Weighted-average common shares outstanding, basic and diluted	17,778,184	16,269,808	17,374,789	15,851,106

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2017	December 31, 2016
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$57,420	$28,758
Accounts receivable, net of allowance	14,278	15,254
Prepaid and other	2,766	3,287
Total current assets	74,464	47,299
Canadian tax credits receivable	1,242	978
Property and equipment, net	3,876	4,356
Intangible assets, net	41,172	28,512
Goodwill	103,778	69,097
Other assets	330	346
Total assets	$224,862	$150,588
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,482	$1,268
Accrued compensation	2,469	2,541
Accrued expenses and other	7,704	5,505
Deferred revenue	29,870	23,552
Due to sellers	6,695	4,642
Current maturities of notes payable	3,666	2,190
Total current liabilities	52,886	39,698
Commitments and contingencies
Canadian tax credit liability to sellers	—	361
Notes payable, less current maturities	68,593	45,739
Deferred revenue	1,372	247
Noncurrent deferred tax liability, net	3,853	3,404
Other long-term liabilities	1,624	2,126
Total liabilities	128,328	91,575
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	173,179	124,566
Accumulated other comprehensive loss	(2,819)	(3,152)
Accumulated deficit	(73,828)	(62,403)
Total stockholders’ equity	96,534	59,013
Total liabilities and stockholders’ equity	$224,862	$150,588

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2017	2016
Operating activities
Net loss	$(11,425)	$(9,150)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,046	5,075
Deferred income taxes	392	102
Foreign currency re-measurement (gain) loss	(182)	(261)
Non-cash interest and other expense	120	129
Non-cash stock compensation expense	5,920	1,564
Loss on disposal of business	—	731
Non-cash loss on retirement of fixed assets	(18)	—
Non-cash loss on debt extinguishment	1,634	—
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	4,038	1,364
Prepaids and other	846	549
Accounts payable	857	(1,509)
Accrued expenses and other liabilities	(462)	258
Deferred revenue	(1,024)	2,095
Net cash provided by operating activities	5,742	947
Investing activities
Purchase of property and equipment	(375)	(851)
Purchase of customer relationships	(55)	(408)
Purchase business combinations, net of cash acquired	(37,041)	(11,844)
Net cash used in investing activities	(37,471)	(13,103)
Financing activities
Payments on capital leases	(745)	(908)
Proceeds from notes payable, net of issuance costs	33,308	14,987
Payments on notes payable	(10,725)	(1,122)
Issuance of common stock, net of issuance costs	42,701	113
Additional consideration paid to sellers of businesses	(4,338)	(1,484)
Net cash provided by financing activities	60,201	11,586
Effect of exchange rate fluctuations on cash	190	284
Change in cash and cash equivalents	28,662	(286)
Cash and cash equivalents, beginning of period	28,758	18,473
Cash and cash equivalents, end of period	$57,420	$18,187
Supplemental disclosures of cash flow information:
Cash paid for interest	$1,984	$1,093
Cash paid for taxes	$1,172	$249
Noncash investing and financing activities:
Equipment acquired pursuant to capital lease obligations	$165	$340
Issuance of common stock in business combination	$—	$5,700

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of Net loss to Adjusted EBITDA:
Net Loss	$(5,811)	$(3,577)	$(11,425)	$(9,150)
Add:
Depreciation and amortization expense	2,648	2,560	5,046	5,075
Interest expense, net	1,160	662	2,095	1,223
Other expense, net	18	293	130	1,041
Loss on debt extinguishment	1,634	—	1,634	—
Provision for income taxes	196	158	1,147	261
Stock-based compensation expense	3,616	870	5,920	1,564
Acquisition-related expense	2,278	1,380	5,969	3,808
Nonrecurring litigation expense	—	13	—	25
Purchase accounting deferred revenue discount	1,059	417	1,738	932
Adjusted EBITDA	$6,798	$2,776	$12,254	$4,779

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income (Loss) and Non-GAAP Diluted EPS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Reconciliation of Net Loss to Non-GAAP net income (loss):
Net loss	$(5,811)	$(3,577)	$(11,425)	$(9,150)
Add:
Stock-based compensation expense	3,616	870	5,920	1,564
Amortization of purchased intangibles	1,956	1,927	3,792	3,848
Amortization of debt discount	45	65	120	129
Acquisition-related expense	2,278	1,380	5,969	3,808
Loss on debt extinguishment	1,634	—	1,634	—
Nonrecurring litigation expense	—	13	—	25
Purchase accounting deferred revenue discount	1,059	417	1,738	932
Tax effect of adjustments above	(78)	(82)	(158)	(159)
Non-GAAP net income (loss)	$4,699	$1,013	$7,590	$997

Weighted average ordinary shares outstanding - basic	17,778,184	16,269,808	17,374,789	15,851,106
Weighted average ordinary shares outstanding - diluted	19,072,485	16,623,849	18,414,616	16,164,234
Non-GAAP earnings (loss) per share - basic	$0.26	$0.06	$0.44	$0.06
Non-GAAP earnings per share - diluted	$0.25	$0.06	$0.41	$0.06

Upland Software, Inc.
Supplemental Financial Information
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Stock-based compensation:
Cost of revenue	$113	$8	$131	$15
Research and development	282	28	341	42
Sales and marketing	54	32	77	45
General and administrative	3,167	802	5,371	1,462
Total	$3,616	$870	$5,920	$1,564

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Depreciation:
Cost of revenue	$570	$466	$1,019	$911
Operating expense	122	167	235	316
Total	$692	$633	$1,254	$1,227

Amortization:
Cost of revenue	$779	$618	$1,564	$1,216
Operating expense	1,177	1,309	2,228	2,632
Total	$1,956	$1,927	$3,792	$3,848